UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

CSB Bancorp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	000-21714	34-1687530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91 North Clay Street P.O. Box 232
Millersburg, Ohio		44654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 330 674-9015

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $6.25 per share	CSBB	OTCPink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

CSB Bancorp, Inc. held the 2024 Annual Meeting on April 24, 2024. At the close of business on March 5, 2024, the voting record date, there were 2,664,967 common shares outstanding and entitled to vote. At the 2024 Annual Meeting 1,891,925 or 71%, of the outstanding common shares entitled to vote were represented by proxy or in person. A summary of the matters voted upon by the shareholders and the final voting results for each such matter are set forth below.

1.
Election of two directors to serve a three-year term expiring at the 2027 Annual Meeting of Shareholders:

	Number of Votes:
	For	Withheld	Broker Non-Votes
Julian L. Coblentz	1,249,290	24,447	618,188
Eddie L. Steiner	1,260,153	13,584	618,188

Other directors whose term of office continued after the Annual Meeting:

Robert K. Baker

Vikki G. Briggs

Cheryl M. Kirkbride

Stephen E. Schillig

2.
Ratification of the appointment of S.R. Snodgrass, P.C. as CSB Bancorp's independent registered public accounting firm for the 2024 fiscal year:

Number of Votes:
For	Against	Abstain
1,861,488	13,550	16,887

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB Bancorp, Inc.

Date:	April 25, 2024	By:	/s/Paula J. Meiler
Paula J. Meiler Senior Vice President and Chief Financial Officer